As filed with the Securities and Exchange Commission on February 5, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-3430194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address of Principal Executive Offices)

WILLSCOT CORPORATION 2017 INCENTIVE AWARD PLAN

(Full title of the plan)

Bradley L. Bacon

Vice President, General Counsel & Corporate Secretary

WillScot Corporation

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Name and address of agent for service)

(410) 931-6000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Jeffrey J. Pellegrino

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY, 10020

(212) 610 6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee (3)
Class A Common Stock, par value $0.0001 per share	4,000,000	$12.05	$48,200,000.00	$6,000.90

(1) This Registration Statement registers shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of WillScot Corporation, a Delaware corporation (the “Registrant”), issuable under the WillScot Corporation 2017 Incentive Award Plan (the “Plan”).

(2) Registered shares of Common Stock are comprised of 4,000,000 shares that may be issued under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock in accordance with the provisions of the Plan.

(3) Calculated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on February 1, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

The following documents, or excerpts thereof as indicated, filed by the Registrant with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a) The Registrant’s Proxy Statement for Extraordinary General Meeting of Double Eagle Acquisition Corp., dated November 7, 2017;

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 10, 2017, August 9, 2017 and November 9, 2017 respectively; and

(d) The Registrant’s Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 9, 2017, April 14, 2017, June 12, 2017, June 13, 2017, August 21, 2017, August 25, 2017, September 15, 2017,  October 10, 2017, November 8, 2017, November 21, 2017, December 5, 2017 (including the description of the Registrant’s Common Stock incorporated by reference therein), December 12, 2017, December 13, 2017, December 26, 2017 and January 5, 2018 (to the extent such reports are filed).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides for the elimination of the personal liability of the directors of the Registrant to the fullest extent permitted by Delaware law. The Registrant’s bylaws provide for indemnification to the fullest extent permitted by Delaware law.

The Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions; or any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act or the Exchange Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act or the Exchange Act, and is therefore unenforceable.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

On November 29, 2017, the Registrant entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.2

Certificate of Ownership and Merger of WillScot Sub Corporation into Double Eagle Acquisition Corp. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.3	Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.4	The Registrant’s 2017 Incentive Award Plan (filed as Exhibit 10.13 to the Registrant’s Current Report on Form 8-K, filed on December 5, 2017 and incorporated by reference herein)

5.1*	Opinion of Allen & Overy LLP

23.1	Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Double Eagle Acquisition Corp.

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm of the Registrant

24.1	Power of Attorney (included on the Signature Page)

*Filed herewith.

Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the estimated maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.2

Certificate of Ownership and Merger of WillScot Sub Corporation into Double Eagle Acquisition Corp. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.3	Bylaws of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2017 and incorporated by reference herein)

4.4	The Registrant’s 2017 Incentive Award Plan (filed as Exhibit 10.13 to the Registrant’s Current Report on Form 8-K, filed on December 5, 2017 and incorporated by reference herein)

5.1*	Opinion of Allen & Overy LLP

23.1	Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Double Eagle Acquisition Corp.

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm of the Registrant

24.1	Power of Attorney (included on the Signature Page)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February 5, 2018.

WILLSCOT CORPORATION

By:	/s/ Bradley L. Bacon
Name:	Bradley L. Bacon
Title:	Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley L. Bacon and Timothy  D. Boswell and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of the Registrant) to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Bradley L. Soultz		February 5, 2018
Bradley L. Soultz	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy D. Boswell		February 5, 2018
Timothy D. Boswell	Chief Financial Officer (Principal Financial Officer)

/s/ Sally J. Shanks		February 5, 2018
Sally J. Shanks	Chief Accounting Officer (Principal Accounting Officer)

/s/ Gerard E. Holthaus		February 5, 2018
Gerard E. Holthaus	Director

/s/ Mark S. Bartlett		February 5, 2018
Mark S. Bartlett	Director

/s/ Gary Lindsay		February 5, 2018
Gary Lindsay	Director

/s/ Stephen Robertson		February 5, 2018
Stephen Robertson	Director

/s/ Fredric D. Rosen		February 5, 2018
Fredric D. Rosen	Director

/s/ Jeff Sagansky		February 5, 2018
Jeff Sagansky	Director